UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2015

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35895	13-2740040
(Commission File Number)	(IRS Employer Identification No.)

2200 West Airfield Drive, P.O. Box 619910, DFW Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 453-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

In connection with the consummation of the merger between Dex One Corporation and SuperMedia Inc., on April 30, 2013, Dex Media, Inc. (f/k/a Dex One Corporation) (the “Company”), entered into the amended and restated credit agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, and as further amended and restated as of April 30, 2013 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Dex Media Holdings, Inc., Dex Media West, Inc. (“DMW”), as the Borrower (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

On March 3, 2015, Dex Media, Inc. (the “Company”) sought the consent of the Lenders to the proposed amendment to the Credit Agreement (the “Amendment”), providing for, among other things, that effective upon the execution of the Amendment by more than half of the Lenders under the Credit Agreement (the “Effective Date”):

•                  the definition of “Consolidated EBITDA” will be amended and restated by deleting clause “(a)(v) (A) severance costs associated with a restructuring recorded during the fiscal years ended December 31, 2015 and December 31, 2016, not to exceed $3,500,000 in any such fiscal year,” and restating it to read as follows:

“(A) cash costs associated with  restructurings (including, but not limited to, costs related to severance, IT systems implementation, and lease terminations) incurred during the fiscal years ended December 31, 2015 and December 31, 2016, not to exceed $15,000,000 and $5,000,000, respectively, in each such fiscal year,”; and

•                  Within 60 days of the Effective Date, DMW, subject to the procedures and conditions set forth in the Amendment and Credit Agreement, shall repurchase and retire debt either below par or at par, utilizing cash up to a maximum of $6.5 million.

In connection with the Amendment, on or before the Effective date, the Administrative Agent shall receive, on behalf of and for the account of each Lender who consents to the Amendment, an amendment fee equal to 1.50% of the aggregate principal amount of the Loans held by such Lender. In addition, the Administrative Agent shall receive payment or reimbursement of its reasonable out-of-pocket expenses.

Lenders’ consent to the proposed Amendment is due at or prior to 5:00 p.m., New York City time, on Friday, March 6, 2015.

The above summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                        First Amendment to Credit Agreement, dated as of March [9], 2015, to the credit agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, and as further amended and restated as of April 30, 2013, among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media West, Inc., as the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015

DEX MEDIA, INC.

/s/ Raymond R. Ferrell
	Name:	Raymond R. Ferrell
	Title:	Executive Vice President - General Counsel and Corporate Secretary

Exhibit Index

10.1              First Amendment to Credit Agreement, dated as of March [9], 2015, to the credit agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, and as further amended and restated as of April 30, 2013, among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media West, Inc., as the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.